Americatowne Holdings Files Claims Against OTC Market Groups

AmericaTowne Holdings (OTC:ATMO) filed claims against OTC Market Groups for injunctive relief and other legal claims alleging that OTC's refusal to lift the "caveat emptor" profile, after AmericaTowne Holdings' merger and restructuring has caused damages to the Company and shareholders.

Raleigh, NC, October 04, 2018 --(PR.com)-- On September 27, 2018, AmericaTowne Holdings (OTC:ATMO) filed claims against OTC Market Groups ("OTC") for injunctive relief and other legal claims alleging that OTC's refusal to lift the "caveat emptor" profile, after AmericaTowne Holdings' merger and restructuring, has caused damages to the Company and shareholders. The Board of Directors determined that the filing of this lawsuit was a measure of last resort since OTC refused to provide the company with any rationale or reasoning for the alleged public concern, even though the company has paid thousands in fees to be listed on the marketplace. The company's Chairman of the Board, Alton Perkins, commented, "Since this is ongoing litigation, I have been advised not to make any comment other than the Board of Directors will always take actions it deems to be in the best interests of its shareholders." The lawsuit is pending in the General Court of Justice, Superior Court Division in Wake County, North Carolina, and can be found at www.nccourts.gov/services/remote-public-access-program.

About AmericaTowne Holdings, Inc.

AmericaTowne Holdings, Inc. conducts business under the assumed names of AmericaTowne and ATI Modular Technology Corp. The Company intends on continuing to pursue its objectives in providing upper and middle-income consumers in China with "Made In The USA" goods and services allowing such consumers to experience United States' culture and lifestyle. The pursuit of these objectives will continue to be done through AmericaTowne. In addition, the Company believes it has made significant progress in developing its business platform in Africa by implementing business and commerce solutions considered mainstream in America, but relatively new in these developing countries. The Company's recent developments in Africa have been highlighted through numerous contractual disclosures on EDGAR. The Company intends on continuing to deploy resources, research and expertise in evaluating further opportunities in developing countries as part of its overall growth model. Notwithstanding its recent progress and intentions, there is no guarantee that the Company will be successful.

Forward Looking Statement

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions. Forward-looking statements may be identified by use of words such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," or "potential" or similar words or phrases which are predictions of or indicate future events or trends. Statements such as those concerning potential acquisition activity, investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance are based on the Company's current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Any of these statements could prove to be

inaccurate and actual events or investments and results of operations could differ materially from those expressed or implied. To the extent that the Company's assumptions differ from actual results, the Company's ability to meet such forward-looking statements may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements and the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact: Alton Perkins, 919-436-1888, ap@americatowne.com

www.americatowne.com

Source: AmericaTowne Holdings, Inc.

Contact Information:
AmericaTowne Holdings, Inc.
Leisanne Smeadala
248-881-7987
Contact via Email
www.americatowne.com
Alton Perkins
Chief Executive Officer
(888) 406-2713
ap@americatowne.com

Online Version of Press Release:
You can read the online version of this press release at: https://www.pr.com/press-release/766406

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